Exhibit 10.9

AMENDMENT NO. 1 TO THE
KERR-McGEE CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AMENDED AND RESTATED EFFECTIVE AS OF FEBRUARY 26, 1999

WHEREAS, the Kerr-McGee Corporation Supplemental Executive Retirement Plan (the "Plan") was amended and restated in its entirety as of February 26, 1999;

WHEREAS, by the terms of Section 9.1 of the Plan, the Company is authorized to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to revise the treatment of bonus payments in the benefit formula under the Plan;

NOW, THEREFORE, the Plan is amended as follows, effective September 13, 2005:

1.  The final sentence of Section 2.14 is hereby revised to read as follows:

"The foregoing notwithstanding, (1) Final Average Monthly Pay shall exclude all compensation received or deferred after a Participant's Normal Retirement Date, and (2) if an individual becomes a Participant in the Plan after September 13, 2005, and receives more than three bonuses during the 36-month period used to calculate Final Average Monthly Pay, only the three largest bonuses shall be used in such calculation."

IN WITNESS WHEREOF, KERR-MCGEE CORPORATION has, on its behalf and on behalf of its participating affiliates, caused this amendment to be executed by its duly authorized officers this 19th day of October, 2005.

ATTEST:	KERR-McGEE CORPORATION

/s/ John F. Reichenberger	/s/ Frances G. Heartwell
John F. Reichenberger	Frances G. Heartwell
Assistant Secretary	Vice President, Human Resources

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